Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Nathan Urquhart, President and Principal Executive Officer, and I, Eric Sacks, Chief Financial Officer of Coatue Innovative Strategies Fund (the "Fund") each certify that:

1.	This Form N-CSRS filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Nathan Urquhart
Nathan Urquhart
President and Principal Executive Officer

Date:	September 2, 2025

By:	/s/ Eric Sacks
Eric Sacks
Chief Financial Officer

Date:	September 2, 2025